                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [ ]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 ScanSoft, Inc.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                                 SCANSOFT, INC.
                               9 CENTENNIAL DRIVE
                               PEABODY, MA 01960
                                 (978) 977-2000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
SCANSOFT, INC.:

     The Annual Meeting of Stockholders of ScanSoft, Inc. (the "Company") will be held at the Company's headquarters, 9 Centennial Drive, Peabody, Massachusetts, on June 27, 2001 at 10:00 a.m. for the purpose of considering and acting upon the following proposals:

     (1) To elect a Board of seven (7) directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

     (2) To approve an amendment to the 1995 Directors' Stock Option Plan to (a) increase the number of shares that may be issued under the Plan from 320,000 to 570,000, an increase of 250,000 shares, (b) increase the number of shares in the initial grant of options to a director from 20,000 to 50,000 and to increase the number of shares in the subsequent annual grants to directors from 5,000 to 15,000, and (c) grant to persons who were outside directors on January 23, 2001, an additional grant of 40,000 shares;

     (3) To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants for the period ending December 31, 2001; and

     (4) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed the close of business on May 9, 2001 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote will be available at 9 Centennial Drive, Peabody, Massachusetts 01960 for ten days prior to the Annual Meeting.

     The Company's Annual Report on Form 10-K for the year ended December 31, 2000 accompanies this Notice of Annual Meeting of Stockholders and Proxy Statement.

                                          By Order of the Board of Directors

                                          KATHARINE A. MARTIN
                                          Secretary

Peabody, Massachusetts
May 21, 2001

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                 SCANSOFT, INC.
                               9 CENTENNIAL DRIVE
                               PEABODY, MA 01960
                                 (978) 977-2000
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 27, 2001

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ScanSoft, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on June 27, 2001 at 10:00 a.m. at 9 Centennial Drive, Peabody, Massachusetts. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about May 21, 2001.

                                 VOTING RIGHTS

     Each share of Common Stock entitles its holder to one vote on matters to be acted upon at the meeting, including the election of directors. The Company's Series B preferred stock is not entitled to a vote on matters to be acted upon at the meeting. Votes cast in person or by proxy at the Annual Meeting will be tabulated by U.S. Stock Transfer Corporation, the Inspector of Elections. Any proxy that is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of the director nominees, FOR the amendments to the 1995 Directors' Stock Option Plan, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the designated independent public accountants and, as the proxy holders deem advisable in their sole discretion, on other matters that may come before the meeting. A stockholder may indicate on the enclosed Proxy or its substitute that it is abstaining from voting on a particular matter (an "abstention"). A broker may indicate on the enclosed Proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a "broker non-vote"). Abstentions and broker non-votes are each tabulated separately.

     The Inspector of Elections will determine whether or not a quorum is present at the Annual Meeting. In general, Delaware law provides that a majority of the shares entitled to vote present in person or represented by proxy constitutes a quorum. Abstentions and broker non-votes of shares that are entitled to vote are treated as shares that are present in person or represented by proxy for purposes of determining the presence of a quorum. Except for the election of directors, the affirmative vote of the majority of shares entitled to vote and present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. Directors are elected by a plurality of the votes.

     In determining whether a proposal has been approved, abstentions of shares that are entitled to vote are treated as present in person or represented by proxy, but not as voting for such proposal, and hence have the same effect as votes against such proposal, while broker non-votes of shares that are entitled to vote are not treated as present in person or represented by proxy, and hence have no effect on the vote for such proposal.

                        RECORD DATE AND SHARE OWNERSHIP

     Stockholders of record of the Company as of the close of business on May 9, 2001 have the right to receive notice of and to vote at the Annual Meeting. On May 9, 2001, the Company had issued and outstanding 50,894,192 shares of Common Stock.

                                    PROXIES

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company from its stockholders.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or
(ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the Annual Meeting and the election to vote in person. Attendance at the Annual Meeting will not by itself constitute the revocation of a proxy.

                               PROPOSAL NUMBER 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, a Board of seven (7) directors will be elected. Except as set forth below, unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's nominees named below. The nominees are presently directors of the Company. Ms. Mulcahy, who was elected to the Board of Directors at the last Annual Meeting of Stockholders, resigned from the Board in October 2000. In the event that any Management nominee shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     THE NAME, AGE AND PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS OF THE DIRECTORS NOMINATED BY MANAGEMENT ARE:

NAME                      AGE                 PRINCIPAL OCCUPATIONS FOR PAST FIVE YEARS
----                      ---                 -----------------------------------------
Paul A. Ricci...........  44     -   Served as the Chairman of the Board of Directors of the
                                     Company since March 2, 1999 and Chief Executive Officer of the Company since August 21, 2000.
                                 -   From January 1998 to August 2000, Mr. Ricci was the Vice
                                     President, Corporate Business Development of Xerox.
                                 -   Prior to 1998, Mr. Ricci held several positions within Xerox
                                     Corporation, including serving as President, Software
                                     Solutions Division and as President of the Desktop Document
                                     Systems Division.
                                 -   Mr. Ricci has served as Chairman of the Board of Directors of ScanSoft from June 1997 until ScanSoft's acquisition by the Company in March 1999.
Michael K. Tivnan.......  48     -   Served as the President and Chief Operating Officer of the
                                     Company since August 21, 2000.
                                 -   From March 2, 1999 until August 21, 2000, Mr. Tivnan served as the President and Chief Executive Officer of the Company.
                                 -   From February 1998 until March 2, 1999, Mr. Tivnan served as the President of ScanSoft, Inc., which was then operating as an indirect wholly owned subsidiary of Xerox.
                                 -   From November 1993 until February 1998, Mr. Tivnan served as
                                     General Manager and Vice President of ScanSoft.
                                 -   From January 1991 until November 1993, Mr. Tivnan served as
                                     Chief Financial Officer of ScanSoft.
Robert J. Frankenberg...  53     -   Served as a director of the Company since March 13, 2000.
                                 -   Since May 1997, Mr. Frankenberg has served as the President and Chief Executive Officer of Encanto Networks, Inc., a
                                     developer of hardware and software designed to enable
                                     creation of businesses on the Internet.
                                 -   From April 1994 to August 1996, he was Chairman, President
                                     and Chief Executive Officer of Novell, Inc., a producer of network software.
                                 -   He is a director of Electroglas, Inc., National
                                     Semiconductor, Daw Technologies, Inc. and Secure Computing
                                     Corporation.

NAME                      AGE                 PRINCIPAL OCCUPATIONS FOR PAST FIVE YEARS
----                      ---                 -----------------------------------------
Herve Gallaire..........  57     -   Dr. Gallaire is being nominated as a director of the
                                     Company.
                                 -   Since December 1999, Dr. Gallaire has served as Senior Vice
                                     President for Research and Technology for Xerox Corporation.
                                     He also serves as Xerox Chief Technology Officer and interim
                                     Internet Business Group President.
                                 -   From 1993 to 1998, Dr. Gallaire served as manager of the
                                     Xerox Research Centre Europe in Grenoble, France.
Katharine A. Martin.....  38     -   Served as a director of the Company since December 17, 1999.
                                 -   Since March 2, 1999, Ms. Martin has served as the Company's
                                     Corporate Secretary.
                                 -   Since September 1999, Ms. Martin has served as a Member of
                                     Wilson Sonsini Goodrich & Rosati, a Professional
                                     Corporation. Wilson Sonsini Goodrich & Rosati is the primary outside corporate and securities counsel to the Company.
                                 -   From January 1995 to September 1999, Ms. Martin served as a
                                     Partner of Pillsbury Madison & Sutro LLP and from September
                                     1987 to December 1994 as an associate of Pillsbury Madison &
                                     Sutro LLP.
Mark B. Myers...........  61     -   Served as a director of the Company since March 2, 1999.
                                 -   Dr. Myers served as Senior Vice President, Xerox Research
                                     and Technology, responsible for worldwide research and
                                     technology from February 1992 until December 1999.
Robert G. Teresi........  59     -   Served as a director of the Company since March 13, 2000.
                                 -   Mr. Teresi served as the Chairman of the Board, Chief
                                     Executive Officer and President of Caere Corporation from
                                     May 1985 until March 2000.

REQUIRED VOTE

     The seven (7) nominees receiving the highest number of affirmative votes of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors. Unless marked to the contrary, proxies received will be voted "FOR" management's nominees.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" MANAGEMENT'S NOMINEES.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors held a total of nine meetings during the fiscal year ended December 31, 2000. Each director except for Anne M. Mulcahy attended at least 75% of the aggregate number of meetings of (i) the Board of Directors and
(ii) the committees of the Board of Directors on which he or she served.

     The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. Nominations for directors are made by the entire Board of Directors.

                         REPORT OF THE AUDIT COMMITTEE

     The Board of Directors has approved and adopted an Audit Committee Charter, which is attached as Appendix A to this Proxy Statement. The Audit Committee consists of Messrs. Frankenberg, Teresi and Myers.

     The Audit Committee met three times in 2000 and performed the following functions and activities:

     - reviewed and discussed the interim quarterly financial statements and audited annual financial statements with management

     - reviewed and evaluated our accounting principles and the adequacy of our internal auditing procedures and controls

     - discussed with the independent auditors the matters required to be discussed by SAS 61

     - reviewed disclosures from the auditors regarding their independence as required by Independence Standards Board Standard No. 1

     - based on the review and discussions with management and the auditors, recommended to the Board that the audited financial statements be included in the Form 10-K

     The Audit Committee reviewed disclosures from PricewaterhouseCoopers LLP ("PwC") regarding their independence as required by Independence Standards Board Standard No. 1. Total fees for professional services rendered by PwC in connection with their audit of the consolidated financial statements included in our Form 10-K and reviews of our consolidated financial statements included in our quarterly reports on Form 10-Q for the year ended December 31, 2000 were $287,000. No fees were billed by PwC for the year ended December 31, 2000 related to financial information systems design and implementation services. Total fees for all other services rendered by PwC for the year ended December 31, 2000 were $321,000 (consisting of services rendered in connection with our acquisition of Caere Corporation, tax compliance and advisory services and accounting and advisory services). The Audit Committee members considered whether the provision of other non-audit services from PwC was compatible with maintaining independence.

     Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Robert J. Frankenberg
                                          Mark B. Myers
                                          Robert G. Teresi

     The information contained in this Proxy Statement with respect to the Audit Committee Charter and the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

                         COMPENSATION COMMITTEE MATTERS

     The Compensation Committee consists of Messrs. Frankenberg and Teresi and Ms. Martin. The Compensation Committee met 3 times in 2000 and, in conjunction with the Board of Directors, performed the following functions and activities:

     - established salaries, incentives and other forms of compensation for directors, officers and other employees

     - administered the various incentive compensation and benefit plans (including our stock purchase and stock option plans)

     - recommended policies relating to the Company's stock plans

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Non-employee directors of the Company are automatically granted options to purchase shares of the Company's Common Stock pursuant to the terms of the Company's 1995 Directors' Stock Option Plan (the "Directors' Plan"). Under the Directors' Plan, each non-employee director is granted an option to purchase 20,000 shares of Common Stock on the date on which he or she first becomes a non-employee director (the "First Option"). Thereafter, on January 1 of each year each non-employee director is automatically granted an additional option to purchase 5,000 shares of Common Stock (a "Subsequent Option") if, on such date, he or she has served on the Company's Board of Directors for at least six (6) months. The First Option becomes exercisable in installments as to twenty-five percent (25%) of the total number of shares subject to the First Option on each anniversary of the date of grant of the First Option, and each Subsequent Option becomes exercisable in full on the first anniversary of the date of grant of that Subsequent Option. Options granted under the Directors' Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and a term of ten (10) years. Pursuant to the Directors' Plan, on January 3, 2000, each non-employee director was granted an option to purchase 5,000 shares of Common Stock.

     The Board of Directors has approved amendments to the Company's 1995 Directors' Stock Option Plan, subject to the approval of the Company's stockholders. See "Proposal Number 2 -- Approval of Amendments to the 1995 Directors' Stock Option Plan." Subject to the approval of Proposal 2, each person who was a non-employee director on January 23, 2001 will be granted an additional option to purchase 40,000 shares of Common Stock.

                 COMPENSATION COMMITTEE REPORT ON COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). During fiscal year 2000, the Compensation Committee consisted of Robert G. Teresi, Robert J. Frankenberg and Katharine A. Martin. No member of the Committee during fiscal year 2000 was an employee of the Company or any of its subsidiaries. Each member qualifies as a "non-employee director" under rule 16b-3 of the Securities Exchange Act of 1934 and as an "outside director" under Section 162(m) of the Internal Revenue Code.

COMPENSATION STRATEGY

     Generally, the Company's executive compensation programs consist of a base salary program, a performance-based cash bonus program and a long-term incentive plan consisting solely of nonqualified stock options. A large part of executive compensation is at-risk and tied to individual and Company performance. The Committee's executive compensation policy has the following objectives:

     - To align the interests of our executives and other key employees with those of our shareholders, employees, customers and our strategic objectives

     - To link compensation of executives to our performance

     - To target base salaries at about the 50th to 75th percentile and total annual cash incentive at about the 75th percentile for each executive as compared to his or her industry-specific peers

     - To offer significant levels of at-risk compensation in the form of stock options so that the long-term rewards available to our executive officers will have a direct correlation to shareholder value

FACTORS CONSIDERED IN ESTABLISHING COMPENSATION PACKAGES

     Several of the more important factors that were considered in establishing the components of each executive officer's compensation package are summarized below. Additional factors were also taken into account to a lesser degree.

     - Base Salary. The Committee reviews recommendations and sets the salary levels of executive officers in the spring of each year. This review is based on the duties and responsibilities that we expect each executive to discharge during the current year and upon the executive's performance during the previous year. We perform external market comparisons, relative to industry-specific peers, based on individual job responsibility. Our committee reviews companies whose employee size and annual revenue are similar to the Company's. The compensation for Messrs. Ricci and Tivnan is guided by the terms of their employment agreements.

     - Bonuses. Bonuses were paid to executive officers for fiscal 2000. The Company has implemented an Incentive for Performance Bonus Program pursuant to which bonuses were payable to eligible employees upon achievement of Company performance goals. Performance goals are aligned to the Company's strategy and include earnings, revenue, product delivery and customer satisfaction criteria. For 2000, the executive bonuses paid represented 58.79% of the total bonus opportunity for the last six months of the year. No bonus was paid for the first six months of the year.

     - Options. The Committee periodically approves grants of stock options to each of the Company's executive officers under the Company's stock option plans. The grants are designed to give executive officers the opportunity to build a meaningful stake in the Company, with the objective of aligning executive officers' long-range interests with those of the stockholders and encouraging the achievement of superior results over time. Each grant generally allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The employment agreement dated August 21, 2000 between Mr. Ricci and us establishes the base annual salary of $300,000 and other items included in the "Other Annual Compensation" and "All Other Compensation" columns in the Summary Compensation Table. This Agreement includes a target bonus of $50,000 per year and an option grant of 2,500,000 shares of our common stock at $1.4375 per share, which vests 1/8 per quarter over a two-year period. In addition, at least once during each fiscal year, the Compensation Committee has agreed to consider granting Mr. Ricci additional options. The number and terms and conditions of any options granted to Mr. Ricci will be determined in the discretion of the Committee, but the Committee generally will seek to grant options to Mr. Ricci in an amount and on terms and conditions that are at least as favorable as option grants received by senior officers of companies comparable to the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2000, there were no Compensation Committee interlocks and no insider participation in Compensation Committee decisions that were required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

                                          Robert G. Teresi
                                          Robert J. Frankenberg
                                          Katharine A. Martin

RELATED PARTY TRANSACTIONS

     We are a party to multiple non-exclusive agreements with Xerox Corporation in which we agreed to license Xerox the royalty-bearing right to copy and distribute certain versions of Pagis, TextBridge and PaperPort software programs with Xerox's multi-function peripherals. In addition, we are a party to a license agreement with Xerox that includes limited licenses and the assignment of certain patents and trademarks. During 2000, Xerox paid us approximately $5.1 million under these agreements.

     On September 13, 1999, we purchased 600,000 shares of Series A Preferred Stock, par value $.10 per share, at a cost of $.25 per share for a total investment of $150,000 in BookmarkCentral.com (which was recently renamed EchoBahn.com, Inc.). J. Larry Smart, one of our directors, is a founder and the current President and Chief Executive Officer of EchoBahn.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information contained under the heading "Item 12 -- under the caption "Security Ownership of Certain Beneficial Owners and Management" in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 is incorporated herein by reference.

                             ADDITIONAL INFORMATION

MANAGEMENT

     Executive officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding executive officers of the Company who are not directors of the Company.

NAME                                   AGE             PRINCIPAL OCCUPATIONS FOR PAST FIVE YEARS
----                                   ---             -----------------------------------------
Wayne S. Crandall....................  42     - Served as Senior Vice President Sales and Marketing of the
                                                Company since November 2000.
                                              - From March 2000 to November 2000, Mr. Crandall was the
                                              Senior Vice President Sales and Business Development of the
                                                Company and from March 1999 to March 2000 he was the Vice
                                                President Sales and Channel Marketing of the Company.
                                              - From December 1989 until March 2, 1999, Mr. Crandall
                                              oversaw all domestic and international sales activity of
                                                ScanSoft, Inc., which was then operating as an indirect
                                                wholly owned subsidiary of Xerox.
                                              - Mr. Crandall originally joined ScanSoft in November 1988 as the Director of North America Sales.
Richard S. Palmer....................  50     - Served as Senior Vice President and Chief Financial
                                              Officer of the Company since May 2000.
                                              - From July 1994 to April 2000, Mr. Palmer was the Director
                                              of Corporate Development at Xerox Corporation.
                                              - Prior to that, he worked in a number of financial
                                              management positions at Xerox including Vice President of
                                                Business Analysis for Xerox Financial Services, Inc.,
                                                Corporate Assistant Treasurer, and Manager of Planning and
                                                Pricing for Xerox' Latin American Operations.
Ben S. Wittner.......................  43     - Served as Senior Vice President Research and Development
                                              of the Company since August 2000.
                                              - From March 2000 to August 2000, Dr. Wittner served as Vice
                                                President Research and Development.
                                              - From February 1995 until March 2000, Dr. Wittner was
                                              Director of OCR Research and Development of ScanSoft, Inc.
                                              - Dr. Wittner joined ScanSoft in 1992 as manager of text
                                              recognition for OCR development.
                                              - Previously, Dr. Wittner was an individual contributor and then supervisor for the handwriting recognition project at
                                                NYNEX. Before that, he held a post-doctoral position at
                                                AT&T Bell Laboratories, researching fundamentals and
                                                applications of neural networks.
                                              - Dr. Wittner earned a Ph.D. in mathematics from Cornell
                                                University.

CHANGE IN CONTROL AND EMPLOYMENT AGREEMENTS

     In April 1999, ScanSoft's Board of Directors approved acceleration of vesting of options for all officers and directors of the Company in the event of a change in control. A change in control includes a merger or consolidation of the Company not approved by the Board of Directors, certain changes in the Board of Director composition, and certain changes in the ownership of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's executive officers, directors and certain stockholders to file reports of ownership and changes in ownership of the Common Stock with the Commission. Based upon a review of such reports, the Company believes that all reports required by section 16(a) of the Exchange Act to be filed by its executive officers and directors during the last fiscal year were filed on time.

                             EXECUTIVE COMPENSATION

     The information contained under the heading "Item 11 -- Executive Compensation" and under the captions "Compensation for Directors," and "Recent Option Grants" in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 is incorporated herein by reference.

                               PERFORMANCE GRAPH

     The following performance graph compares the Company's cumulative total return on its Common Stock for a five-year period with the cumulative total return of the Standard & Poor's 500 Stock Index, the Nasdaq Computer Manufacturers Index, the Russell 2000 and Nasdaq Stock Market (U.S.) assuming $100 was invested in the Company's Common Stock and each of the indices on December 31, 1995. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

     Due to the Company's sale of its hardware assets and merger with ScanSoft in March 1999 and subsequent merger with Caere Corporation on March 13, 2000, the Company believes that the Standard & Poor's 500 Stock Index and the Nasdaq Computer Manufacturers Index are no longer as representative of ScanSoft's industry peers as they were prior to these transactions. We have therefore chosen, for purposes of the performance graph, to compare ourselves against the Russell 2000 and JP Morgan H&Q Technology indices. We believe that these indices better reflect the group of companies with whom we compete and therefore provide the basis for a more representative comparison of returns.

    COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN SCANSOFT, INC. COMMON STOCK ON DECEMBER 31, 1995 VS. S&P 500, NASDAQ COMPUTER MANUFACTURERS,
               RUSSELL 2000 AND JP MORGAN H&Q TECHNOLOGY INDICES

                              [PERFORMANCE GRAPH]

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                        12/95     12/96     12/97     12/98     12/99     12/00
--------------------------------------------------------------------------------
 Scansoft, Inc.        $100.00   $20.22    $ 7.30    $ 5.34    $17.98    $  2.11
 S&P 500               $100.00   $122.96   $163.98   $210.84   $255.22   $231.98
 Nasdaq Computer
  Manufacturers        $100.00   $133.89   $161.79   $351.89   $746.28   $420.46
 Russell 2000          $100.00   $116.49   $142.55   $138.92   $168.45   $163.36
 JP Morgan H&Q
  Technology           $100.00   $124.29   $145.71   $226.64   $506.17   $327.22

                               PROPOSAL NUMBER 2

        APPROVAL OF AMENDMENTS TO THE 1995 DIRECTORS' STOCK OPTION PLAN

     The Board of Directors has approved amendments to the Company's 1995 Directors' Stock Option Plan, subject to the approval of the Company's stockholders. The Company's 1995 Directors' Stock Option Plan (the "Directors' Plan") was originally adopted by the Board and stockholders in October 1995.

     In January 2001, the Board adopted, subject to stockholder approval, the following proposals to amend the Directors' Plan:

     - to amend the Directors' Plan to increase the number of shares of Common Stock authorized for issuance under the Directors' Plan from 320,000 shares to 570,000 shares, an increase of 250,000 shares;

     - to amend the Directors' Plan to increase the number of shares in the initial grant of options from 20,000 to 50,000 and to increase the number of shares in the subsequent annual grants from 5,000 to 15,000; and

     - to grant to persons who were outside directors on January 23, 2001, an additional grant of 40,000 shares.

     The Board adopted these amendments to facilitate the Company's goals of increasing the compensation of its non-employee directors when stockholder value (represented by the trading price of the Company's stock) is increased and of attracting, over time, additional highly qualified non-employee directors of the Company. The purpose of the additional grant of 40,000 shares to existing outside directors is to bring such directors into the adjusted grant arrangement.

     As of May 9, 2001, there were options to purchase 165,000 shares of Common Stock outstanding under the Directors' Plan, with exercise prices ranging from $0.6563 to $5.9375 per share. As of May 9, 2001, without taking into account the proposed amendment to the Directors' Plan, 140,000 shares remained available for future grant under the plan.

DESCRIPTION OF THE DIRECTORS' PLAN

     The essential features of the Directors' Plan are outlined below.

     General. The Directors' Plan currently provides for the non-discretionary grant of non-statutory stock options. Non-statutory stock options granted under the Directors' Plan are intended not to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). See "Federal Income Tax Information" below for a discussion of the tax treatment of non-statutory stock options. Without taking into account Proposal Number 2, the maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Plan is 320,000. The proposed amendment increases the maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Plan to 570,000.

     Purpose. The Company, by means of the Directors' Plan, seeks to attract and retain the best available personnel for service as directors of the Company, to provide additional incentive for such persons to exert maximum efforts to promote the success of the Company, and to encourage their continued service on the Board.

     Administration. The Board administers the Directors' Plan. Subject to the provisions of the Directors' Plan, the Board has the power to construe and interpret the Directors' Plan and options granted under it, to establish, amend, and revoke rules and regulations for its administration, to amend the Directors' Plan, and generally to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

     Eligibility. Options may be granted under the Directors' Plan only to non-employee directors of the Company. A "non-employee director" is a director of the Company who is not an employee of the Company or any "parent" or "subsidiary" of the Company, as those terms are defined in the Code. The payment of a director's fee by the Company is not sufficient in and of itself to constitute "employment" by the Company. Five of the Company's seven current directors (all except Messrs. Ricci and Tivnan) are eligible to participate in the Directors' Plan.

     Stock Subject to the Directors' Plan. If options granted under the Directors' Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the Directors' Plan. Subject to the approval of Proposal Number 2, the number of shares authorized for issuance under the Directors' Plan will be increased from 320,000 to 570,000, an increase of 250,000 shares.

TERMS OF OPTIONS

     Each option under the Directors' Plan is subject to the following terms and conditions:

     Non-Discretionary Grants. Option grants are non-discretionary. Without taking into account Proposal Number 2, each non-employee director is automatically granted an Option to purchase shares of Common Stock ("Shares") as follows:

     - An initial grant of 20,000 on the date the person first becomes a non-employee director (the "First Option"); and

     - An annual grant of 5,000 on January 1 of each year, provided that, on such date, the non-employee director has served on the Board for at least six (6) months (the "Subsequent Option").

     Subject to the approval of Proposal Number 2, each non-employee director will automatically be granted an Option to purchase Shares as follows:

     - With respect to any other person who is elected to the Board of Directors, an initial grant of 50,000 on the date the person first becomes a non-employee director (the "First Option"); and

     - An annual grant of 15,000 on January 1 of each year, provided that, on such date, the non-employee director has served on the Board for at least six (6) months (the "Subsequent Option").

     Subject to the approval of Proposal Number 2, each person who was a non-employee on director January 23, 2001 will be granted an additional option to purchase 40,000 shares. The purpose of this grant is to bring existing non-employee directors into the adjusted grant arrangement. Proposal Number 2 grants existing non-employee directors an additional option to purchase 40,000 shares consisting of (a) 30,000 shares to raise their First Option from 20,000 to 50,000 and (b) 10,000 shares to raise their Subsequent Option grant from 5,000 to 15,000.

     Exercise Price; Payment. The exercise price of each option granted under the Directors' Plan shall be equal to 100% of the fair market value of the Common Stock subject to such option on the date such option is granted. The exercise price of options granted under the Directors' Plan must be paid either:
(i) in cash or by check at the time the option is exercised, (ii) by other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), or (iii) by a combination of such methods of payment.

     Option Vesting. Options granted pursuant to the Directors' Plan may be exercised while the non-employee director is a Director of the Company and for a period of 90 days after ceasing to be a director (this period may be extended in limited circumstances where there is death or disability). The exercise price per share of the Option is 100% of the fair market value per share on the grant date. The First Option vests over four years in 25% installments on the anniversary of the grant date. The Subsequent Option is exercisable as to 100% of the Shares subject to the Subsequent Option on the first anniversary of the date of grant of the Subsequent Option.

     Termination of Options. Currently no option granted under the Directors' Plan is exercisable after the expiration of ten years from the date the option was granted.

     Non-transferability of Options. Options granted under the Directors' Plan are not transferable except by will or by the laws of descent and distribution, and are exercisable during the lifetime of the person to whom the option is granted only by such person or by his or her guardian or legal representative.

     Adjustment Provisions. If there is any change in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization, re-capitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise), the Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and maximum number of shares subject to the Directors' Plan and the class, number of shares, and price per share of stock subject to such outstanding options.

     Effect of Certain Corporate Events. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation in which the Company is not the surviving corporation, or (iv) any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, the Company shall give to directors, at the time of adoption of the plan for liquidation, dissolution, sale, merger, consolidation or reorganization, either a reasonable time thereafter within which to exercise the Option, including Shares as to which the Option would not be otherwise exercisable, prior to the effectiveness of such liquidation, dissolution, sale, merger, consolidation or reorganization, at the end of which time the Option shall terminate, or the right to exercise the Option, including Shares as to which the Option would not be otherwise exercisable (or receive a substitute option with comparable terms), as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, sale, merger, consolidation or reorganization.

     Duration, Amendment, and Termination. The Board may suspend or terminate the Directors' Plan at any time. Unless sooner terminated, the Directors' Plan terminates in October 2005.

     The Board also may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation.

FEDERAL INCOME TAX INFORMATION

     Stock options granted under the Directors' Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options.

     The following is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Directors' Plan, does not purport to be complete, and does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

     Options granted under the Directors' Plan are non-statutory options. An optionee does not recognize any taxable income at the time he or she is granted a non-statutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an optionee is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE OPTIONEE MAY RESIDE.

REQUIRED APPROVAL

     The affirmative vote of the holders of a majority of shares of capital stock represented and voting at a duly held meeting at which a quorum is present is required to approve the amendments to the Directors' Plan. Unless marked to the contrary, proxies received will be voted "FOR" approval of the amendments of the Directors' Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENTS TO THE DIRECTORS' PLAN.

                               PROPOSAL NUMBER 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has approved the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company until revoked by further action. PricewaterhouseCoopers LLP has been the Company's independent accountants since inception.

     The stockholders are asked to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2001. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

     Should the stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants, appointment of the firm for the fiscal year ending December 31, 2001 will be reconsidered by the Board of Directors.

     Unless marked to the contrary, proxies received will be voted "FOR" ratification of the designation of PricewaterhouseCoopers LLP as independent accountants for the Company's fiscal year ending December 31, 2001.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF APPOINTMENT OF THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                                 OTHER MATTERS

     Proposals Intended to be Presented at Next Annual Meeting. Proposals of security holders intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy no later than December 5, 2001.

     Other Matters. Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Proxy Solicitation. The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees who will receive no additional compensation for their services may solicit proxies by telephone, telegraph or personal interview. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

     Annual Report. The Company will provide a copy of its Annual Report on Form 10-K for the year ended December 31, 2000, without charge, to any stockholder who makes a written request to Toni Kyffin, Investor Relations, ScanSoft, Inc., 100-A Cooper Court, Los Gatos, California 95032.

                                          By Order of the Board of
                                          Directors,

                                          KATHARINE A. MARTIN
                                          Secretary

Peabody, Massachusetts
May 21, 2001

                                                                      APPENDIX A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                       OF
                                 SCANSOFT, INC.

PURPOSE

     The purpose of the Audit Committee of the Board of Directors of ScanSoft, Inc. (the "Company") shall be:

     - to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     - to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

     - to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

     - to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

     The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

     1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

     2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

     3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES

     The responsibilities of the Audit Committee shall include:

     - Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     - Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

     - Reviewing fee arrangements with the independent auditors;

     - Reviewing the independent auditors' proposed audit scope, approach and independence;

     - Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

     - Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

     - Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

     - Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

     - Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

     - Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of
       Schedule 14A;

     - Reviewing the Audit Committee's own structure, processes and membership requirements; and

     - Performing such other duties as may be requested by the Board of Directors.

MEETINGS

     The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

REPORTS

     Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                 SCANSOFT, INC.

       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 27, 2001

The undersigned stockholder of ScanSoft, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement each dated May 21, 2001 and hereby appoints Paul A. Ricci, Michael K. Tivnan, and Richard S. Palmer, or any of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of ScanSoft, Inc. to be held on June 27, 2001 at 10:00 a.m., local time at the Company's headquarters at 9 Centennial Drive, Peabody, Massachusetts, and at any adjournment thereof, and to vote all shares of Common Stock of the Company held of record by the undersigned on May 9, 2001 as hereinafter specified upon the proposals listed on the reverse side.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK VOTES AS IN THIS EXAMPLE. [X]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS BELOW AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSALS BELOW.

THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES UNLESS SUCH AUTHORITY IS SPECIFICALLY WITHHELD AS TO ANY ONE NOMINEE OR NOMINEES.

1. To elect the following individuals as directors of the Company, to serve until his or her successor shall be duly elected and qualified:

                    VOTE FOR  [ ]          WITHHOLD VOTE [ ]

          Michael K. Tivnan         Paul A. Ricci         Mark B. Myers
  Katharine A. Martin  Robert G. Teresi  Robert J. Frankenberg  Herve Gallaire

               Vote For, except vote withheld from the following
                   nominee(s) ______________________________

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                 (REVERSE SIDE)

2. To approve an amendment to the 1995 Directors' Stock Option Plan to (a) increase the number of shares that may be issued under the Plan, (b) to increase the number of shares in the initial and subsequent annual grants to directors, and (c) to grant to persons who were outside directors on January 23, 2001 an additional grant of 40,000 shares.
             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the period ending December 31, 2001.
             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

                                                   MARK HERE FOR ADDRESS CHANGE
                                                   AND NOTE AT LEFT [ ]

                                                   Please sign exactly as your
                                                   name appears hereon. When
                                                   shares are registered in the
                                                   names of two or more persons,
                                                   whether as joint tenants, as
                                                   community property or
                                                   otherwise, both or all of
                                                   such persons should sign.
                                                   When signing as attorney,
                                                   executor, administrator,
                                                   trustee, guardian or another
                                                   fiduciary capacity, please
                                                   give full title as such. If a
                                                   corporation, please sign in
                                                   full corporate name by
                                                   President or other authorized
                                                   person. If a partnership,
                                                   please sign in partnership
                                                   name by authorized person.

Signature  __________________________________  Date: _____________

Signature:  __________________________________  Date: _____________